Exhibit 10.6

U.S. GOLDMINING INC.

(formerly BRI Alaska Corp.)

_________________________, 2022

VIA EMAIL

[RESTRICTED SHARE RECIPIENT]

[ADDRESS LINE 1]

[ADDRESS LINE 2]

U.S. GoldMining Inc.

Suite 1830, 1030 West Georgia Street

Vancouver, BC V6E

Attention:	Patrick Obara, Secretary and Treasurer

Dear Sirs:

Re:	Share Exchange among U.S. GoldMining Inc., a company organized under the federal laws of Canada (“USGMI”), U.S. GoldMining Inc. (formerly BRI Alaska), a company organized under the laws of the State of Nevada (“Pubco”) and [RESTRICTED SHARE RECIPIENT] (the “Recipient”)

This Letter Agreement confirms our discussions to date and our mutual understanding with respect to certain awards granted under USGMI’s Equity Incentive Plan dated March 8 2022 (the “USGMI Plan”) and pursuant to a Restricted Share Award Agreement between USGMI and the Recipient dated March 8, 2022 (the “Original Award Agreement”).

WHEREAS:

A.	USGMI was incorporated on January 27, 2022, as a wholly-owned subsidiary of GoldMining Inc., with the goal of developing and progressing the Whistler Project, located in Alaska, USA (the “Business Objective”) as a separate standalone public company;

B.	Pubco is the owner of 100% of the Whistler Project;

C.	USGMI adopted the USGMI Plan on March 8, 2022, to assist USGMI in attracting, retaining and motivating key employees, officers, directors and consultants to contribute to USGMI’s long-term success by providing them with incentives that align their interests with those of the shareholders of USGMI;

D.	USGMI granted [●] restricted common shares in the capital of USGMI (the “USGMI Restricted Shares”) to the Recipient pursuant to the Original Award Agreement as consideration for past services of the Recipient, including its subsidiaries and services related to the Whistler Project, and to incentivize the Recipient to assist USGMI in reaching certain target goals in furtherance of the Business Objective;

E.	USGMI and Pubco have determined that Pubco, an indirect wholly-owned subsidiary of USGMI, will execute the Business Objective and pursue a potential initial public offering and public listing of its shares; and

F.	The parties wish to set out their agreement for the exchange of the existing USGMI Restricted Shares for the same number of restricted shares of common stock in the capital of Pubco.

NOW THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto), the parties hereto hereby acknowledge and agree as follows:

1.	The parties hereby agree that the USGMI Restricted Shares shall be exchanged for [●] restricted shares of common stock in the capital of Pubco (the “Restricted Stock”), which Restricted Stock will be subject to restricted stock award agreements to be entered into between Pubco and the Recipient on substantially the same terms and restrictions as set forth in the Original Award Agreement (the “Exchange”).

2.	In furtherance of the Exchange, the following will occur concurrently:

a.	the Recipient hereby irrevocably transfers and surrenders for cancellation to USGMI [●] USGMI Restricted Shares, and USGMI hereby accepts the surrender of such shares for cancellation and return to treasury. The parties agree that the Original Award Agreement is hereby terminated and of no further force or effect; and

b.	Pubco hereby agrees to immediately issue [●] Restricted Stock to the Recipient pursuant to an equity incentive plan adopted or to be adopted by Pubco and Pubco and the Recipient hereby agree to execute and deliver a restricted stock award agreement on substantially the same terms as the Original Award Agreement.

3.	This Letter Agreement is for the sole benefit of the parties hereto and nothing herein is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Letter Agreement.

4.	This Letter Agreement shall enure to the benefit of and be binding on, each of the parties hereto and their respective successors and permitted assigns. None of the parties hereto may assign or transfer, whether absolutely, by way of security or otherwise, all or any part of its respective rights or obligations under this Letter Agreement without the prior written consent of the other parties.

5.	Each party will, at its own expense, execute and deliver all such further agreements and documents and do such further acts and things as may be reasonably required to give effect to this Letter Agreement.

6.	This Letter Agreement shall be governed by and construed in accordance with the laws of British Columbia and the federal laws of Canada applicable therein and each of the parties hereto irrevocably attorn to the exclusive jurisdiction of the courts of British Columbia situate in Vancouver, British Columbia.

7.	The parties acknowledge and agree that this Letter Agreement replaces and supersedes any prior commitments, understandings, negotiations, agreements, letters of intent or discussions (whether oral or written) of the parties in respect of the transactions contemplated hereby.

8.	If any term of this Letter Agreement or the application thereof to any person or circumstances shall be invalid and unenforceable, the remaining provisions of this Letter Agreement shall remain in full force and effect.

9.	This Letter Agreement may be executed in several counterparts (including by e-mail or fax), each of which when so executed shall be deemed to be an original and shall have the same force and effect as an original and such counterparts together shall constitute one and the same instrument.

[Intentionally left blank.]

Yours truly,

U.S. GOLDMINING INC. (formerly BRI ALASKA CORP.)

Per:
Name:	Patrick Obara
Title:	Chief Financial Officer and Secretary

The terms and conditions set forth in this letter are hereby accepted and agreed to by the undersigned as of the date first written above.

U.S. GOLDMINING INC.

Per:
Name:	Patrick Obara
Title:	Secretary and Treasurer

[RECIPIENT]